                                                                   Exhibit 10.13


                                 EMPLOYMENT AGREEMENT

    AGREEMENT by and between Econophone, Inc. (the "Company"), and Alfred West (the "Executive"), effective as of January 1, 1997 (the "Effective Date").

    1. EMPLOYMENT TERM. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter the employ of the Company, commencing on the Effective Date and continuing for a three-year term from such Effective Date, unless terminated earlier in accordance with Section 4 below (such period, including any extension thereto pursuant to Section 9 below, is hereinafter referred to as the "Employment Term").

    2.   TITLE AND DUTIES.

         (a) Commencing on the Effective Date and for the remainder of the Employment Term, the Executive shall be President and Chairman of the Board of Directors (the "Board") of the Company, and shall serve as the Company's Chief Executive Officer with such duties, responsibilities and authority as shall be consistent therewith. The Executive shall be based in New York City.

         (b) During the Employment Term, and excluding any periods of vacation, holiday and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his working hours to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently such responsibilities.

    3.   COMPENSATION AND BENEFITS.

         (a) BASE SALARY. During the Employment Term, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than $330,000 for each year of the Employment Term. The Annual Base Salary shall be increased from time to time as shall be approved by the Board or the compensation committee thereof, if any; provided, that, effective as of January 1, 1998, for each year of the Employment Term, the Annual Base Salary shall be increased by the percentage increase, if any, in the consumer price increase in the New York, New York area (the "CPI") over the CPI published the preceding January. The Annual Base Salary shall be paid in equal bimonthly installments.

         (b) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be awarded, for each year during the Employment Term, an annual bonus (the "Annual Bonus"), pro rated in the case of a bonus for any year during which the Executive was employed for less than 12 months. The Executive shall have a target Annual Bonus of between 25% and 75% of his Annual Base Salary, subject to attainment of certain performance goals as determined by the Board or the compensation committee thereof, if any. Each such Annual Bonus shall be paid no later than the end of the third month of the term year next following the term year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

         (c) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Term, the Executive shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, if any, that are applicable generally to other senior executives of the Company.

         (d) WELFARE BENEFIT PLANS. During the Employment Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, if any) that are applicable generally to other senior executives of the Company.

         (e) EXPENSES. During the Employment Term, the Company shall pay or promptly reimburse the Executive for all business expenses upon presentation of receipts therefor in accordance with the normal practices of the Company.

         (f) FRINGE BENEFITS. During the Employment Term, the Executive shall be entitled to an automobile allowance of $1,000 per calendar month to cover the cost of obtaining, insuring and maintaining an automobile of Executive's choice. The Company also shall pay the Executive's reasonable legal fees for preparation and review of this Employment Agreement. The Executive shall be entitled to such other fringe benefits as are provided to the senior executives of the Company generally or as shall otherwise be agreed to by the Board or the compensation committee thereof, if any.

         (g) VACATION AND HOLIDAYS. During the Employment Term, the Executive shall be entitled to four weeks of paid vacation per year and all other paid holidays given to employees of the Company.

    4.   TERMINATION OF EMPLOYMENT.

         (a) CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean: (i) the conviction of, or pleading guilty to, a felony or crime involving moral turpitude, or (ii) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or
(iii) a disability that prohibits the Executive from substantially meeting his responsibilities as a senior executive of the Company on a full-time basis for 90 out of 120 consecutive business days.

         (b)  (1)    GOOD REASON.  The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in each case, without the Executive's prior written consent:

              (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (ii) any failure by the Company to comply with any of the compensation and benefits provisions of Section 3 of this Agreement, other than failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (iii) the Company's requiring the Executive to be based at any office or location outside New York City; or

              (iv) any failure by the Company to comply with and satisfy any covenant or agreement contained in this Agreement, excluding for this purpose any failure or omission not occurring in bad faith or any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

         (b)  (2)    GOOD REASON:  CHANGE OF CONTROL.  The Executive's
employment further may be terminated by the Executive for Good Reason upon a Change of Control. For purposes of this Agreement, "Change of Control" shall have the meaning set forth in the Certificate of Incorporation of the Company, as the same may be amended from time to time.

         (c) DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

         (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with
Section 4(a) or 4(b) of this Agreement, respectively), (ii) if the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive.

    5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE. If, during the Employment Term, the Company shall terminate the Executive's employment other than for Cause or the Executive shall terminate employment for Good Reason:

              (i) the Company shall pay to the Executive the aggregate of the following amounts:

                     A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
              (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"). All Accrued Obligations shall be paid in a lump sum in cash within 30 days of the Date of Termination; and

                     B. the Executive's Annual Base Salary for the greater of twelve months or the remainder of the Employment Term, to be paid either (1) in a lump sum, if approved by the Board, 30 days after the Date of Termination, or (2) as salary continuation. The Executive shall have no duty or obligation to mitigate; provided, that, in the event the Executive becomes reemployed by another employer, such salary continuation payments will be reduced by the amount of the salary payments received from such other employer.

              (ii) for the greater of two years after the Executive's Date of Termination, or the remainder of the Employment Term, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(c) of this Agreement if the Executive's employment had not been terminated, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the corresponding medical and other welfare benefits described herein shall be terminated. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the later of two years after the Date of Termination or the end of the Employment Term and to have retired on the last day of such period;

              (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided to the Executive or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, to the extent payment of any such amounts or benefits are not already provided for under this Agreement (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

         (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

         (c) CAUSE; OTHER THAN FOR GOOD REASON. If, during the Employment Term, the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason, this Agreement shall terminate without further obligations to the Executive other than the payment of Accrued Obligations, and the payment or provision of Other Benefits. All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. If the Executive's employment is terminated for Cause, nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

    6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make the payments provided for in this Agreement shall be subject to set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. The Company agrees to pay as incurred, all legal and professional fees and expenses which the Executive may reasonably incur as a result of the negotiation and preparation of this Agreement, the Executive's indirect investment in the Company and the transactions contemplated hereby and thereby, and any contest by the Executive in good faith, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), provided that in connection with any contest of this Agreement, the Executive shall only be entitled to reimbursement of legal fees in the event that he prevails with respect to at least one material issue.

    8. PROTECTIVE COVENANTS. The Executive hereby acknowledges that, pursuant to his employment as a key executive of the Company, he shall have access to confidential and proprietary information regarding the Company and the employees, clients and competitors of the Company and that the Executive, pursuant to his employment hereunder, shall be in a unique position of authority with regard to the Company's employees and clients. Furthermore, the Executive hereby acknowledges that the provisions of this Section 8 constitute an essential and integral portion of this Agreement and that the provisions of this
Section 8 are reasonable and necessary for the protection of the Company and its subsidiaries and affiliates.

    (a) NO COMPETING EMPLOYMENT. As of the Effective Date and continuing until the first anniversary of the end of the Employment Term (the "Restricted Period"), the Executive shall not, without the prior written consent of the Board, directly or indirectly, whether as owner, consultant, employee, partner, venturer or agent, through stock ownership, investment of capital, lending of money or property, rendering of services or otherwise (except ownership of less than 5% of the number of shares outstanding of any securities which are publicly traded), compete with the telecommunications business of the Company or any subsidiary or controlled affiliate of the Company (such business is hereinafter referred to as the "Business"), provide services to, whether as an employee or consultant, own, manage, operate, control, participate in or be connected with (as a stockholder, partner, or any similar ownership interest) any corporation, firm, partnership, joint venture, sole proprietorship or other entity which so competes with the Business, except for the aforementioned 5% ownership of publicly traded securities. The parties understand and agree that this Section 8(a) shall survive the termination of this Agreement.

    (b) NO SOLICITATION OF EMPLOYEES AND CERTAIN OTHER PERSONS. During the Restricted Period, the Executive shall not, without the prior written consent of the Board, directly or indirectly (i) solicit in competition with the Business any person, group or class of persons who at any time either during the Employment Term or during the Restricted Period have any business relationship with the Business, the loss, diminution or moderation of which would likely be materially detrimental to the Business; (ii) solicit or recruit, directly or indirectly, any employee or independent contractor of the Company, or any subsidiary or affiliate, for the purpose of being employed by the Executive, directly or indirectly, or by any competitor of the Company on behalf of which the Executive is acting as an agent, representative or employee; (iii) solicit, influence or attempt to influence, for a purpose or in a manner that would likely be materially detrimental to the Business, any provider of services or products to the Business with respect to its relationship with the Business, including, without limitation, any person or entity which has been a provider of services or products to the Business at any time during the Employment Term or the Restricted Period, or take any action detrimental to the existing or prospective relationships between the Business and any provider of services; or
(iv) assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of this
Section 8(b) if such activity were carried out by the Executive, and, in particular, the Executive agrees that he will not, directly or indirectly, induce any employee of the Business to carry out any such activity. The parties understand and agree that this Section 8(b) shall survive the termination of this Agreement.

    (c) CONFIDENTIALITY. The Executive hereby acknowledges that the services he performs for the Company under this Agreement are special, unique and extraordinary in that the Executive may acquire confidential information and trade secrets concerning the operations of the Company, its subsidiaries and its affiliates, the use or disclosure of which could cause the Company substantial loss and damages which could not be readily calculated, and for which no remedy at law would be adequate. Accordingly, the Executive hereby covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly, disclose any secret or confidential information that the Executive may learn by reason of his association with the Company. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company, or not otherwise known to the public or trade (other than as a result of any act by the Executive or any representative of the Executive in violation of this Agreement), with respect to, without limitation, the Company or any of its subsidiaries or affiliates' business plans, prospects and opportunities, the identity of any suppliers, proprietary information regarding customers, operational strengths and weaknesses, trade secrets, know-how and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, marketing plans or strategies and financial information. The parties hereby acknowledge and agree that the rights and obligations set forth in this Section 8(c) are perpetual and, in any case, shall extend beyond the Restricted Period. Nothing contained in this paragraph shall prohibit the Executive from disclosing any confidential information to the extent required by law or legal process.

    (d) INJUNCTIVE RELIEF. Without limiting the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this

Section 8 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and a preliminary and/or permanent injunction (without the requirement of any bond) restraining the Executive from engaging in any actual or threatened breach of the covenants included in this Section 8 and shall also be entitled to obtain such other relief as may be required to specifically enforce any of the covenants in this Section 8.

    9. EMPLOYMENT RENEWAL. This Agreement automatically shall be renewed for successive one year periods unless, at least six months prior to expiration of the Employment Term, either the Company or the Executive shall notify the other in writing that it does not wish to extend the Employment Term. If the Company fails to offer to renew the Employment Term, or if such offer is subsequently revoked, the Executive shall receive (A) one times the Executive's then current Annual Base Salary as set forth in Section 3(a) herein to be paid either (1) in a lump sum, if approved by the Board, 30 days after the date of expiration of the Employment Term or (2) as salary continuation for a period of one year following the date of the expiration of the Employment Term, and (B) continuation, for a period of one year, of medical and other welfare benefits as described in Section 3(c) herein.

    10.  SUCCESSORS.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) Subject to Section 4(b)(2), the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

    11.  MISCELLANEOUS.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              IF TO THE EXECUTIVE:

              Mr. Alfred West
              1712 57th Street
              Brooklyn, New York  11204

              IF TO THE COMPANY:

              Econophone, Inc..
              60 Hudson Street
              Room 319
              New York, New York  10013
              Attn:  Alan Levy, Chief Financial Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4 (b)(1) and (b)(2) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                          ALFRED WEST


                          _____________________________________________________


                          ECONOPHONE, INC.


                          By:__________________________________________________
                          Name:
                          Title: